UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 14, 2013

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Credit Ratings: On November 14, 2013, as part of its review of credit ratings of eight large U.S. banking groups, Moody’s Investor Services:

•	downgraded the long-term senior unsecured and subordinated debt credit ratings for The Goldman Sachs Group, Inc. (Group Inc.);

•	upgraded the long-term senior unsecured debt credit rating for Goldman Sachs International (GSI); and

•	affirmed the short-term unsecured debt credit rating for Group Inc. and the long-term and short-term bank deposit and long-term debt credit ratings for Goldman Sachs Bank USA (GS Bank USA).

The current unsecured credit ratings for Group Inc., GS Bank USA and GSI as of November 14, 2013 are provided below:

	Short- Term Debt	Long-Term Debt[1]	Subordinated Debt	Rating Outlook	Trust Preferred[2]	Preferred Stock[3]	Rating Outlook
Group Inc.	P-2	Baa1	Baa2	Stable	Baa3	Ba2	Stable

[1]	Includes the senior guaranteed trust securities issued by Murray Street Investment Trust I and Vesey Street Investment Trust I.
[2]	Trust preferred securities issued by Goldman Sachs Capital I.
[3]	Includes Group Inc.’s non-cumulative preferred stock and the Normal Automatic Preferred Enhanced Capital Securities (APEX) issued by Goldman Sachs Capital II and Goldman Sachs Capital III.

	Short- Term Debt	Short-Term Bank Deposits	Long- Term Debt	Long-Term Bank Deposits	Rating Outlook
GS Bank USA	P-1	P-1	A2	A2	Stable
GSI	N/A	N/A	A2	N/A	Stable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: November 14, 2013	By:	/s/ Kenneth L. Josselyn
		Name:	Kenneth L. Josselyn
		Title:	Assistant Secretary